As filed with the Securities and Exchange Commission on May 5, 2016

File No. 001-37654

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Fortive Corporation

(Exact name of registrant as specified in its charter)

Delaware	47-5654583
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

6920 Seaway Blvd Everett, WA	98203
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (425) 446 - 5000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

FORTIVE CORPORATION

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement of Fortive Corporation (“Fortive”) filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof, unless such information is specifically incorporated by reference.

Item 1.    Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Cautionary Statement Concerning Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2.    Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Selected Historical Combined Financial Data,” “Capitalization,” “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.    Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Properties.” That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.    Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis,” “Management—Compensation Committee Interlocks and Insider Participation” and “Director Compensation.” Those sections are incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Dividend Policy,” “Capitalization,” “The Separation and Distribution” and “Description of Fortive’s Capital Stock.” Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of Fortive’s Capital Stock—Sale of Unregistered Securities.” Those sections are incorporated herein by reference.

Item 11.    Description of Registrant’s Securities to Be Registered.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Dividend Policy,” “The Separation and Distribution” and “Description of Fortive’s Capital Stock.” Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Fortive’s Capital Stock—Limitations on Liability, Indemnification of Officers and Directors and Insurance.” That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.    Financial Statements and Exhibits.

(a)	Financial Statements and Schedule

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements and Schedule” and the financial statements referenced therein. That section is incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between Danaher Corporation and Fortive Corporation†

3.1	Form of Amended and Restated Certificate of Incorporation of Fortive Corporation†

3.2	Form of Amended and Restated Bylaws of Fortive Corporation†

10.1	Form of Transition Services Agreement by and between Danaher Corporation and Fortive Corporation†

10.2	Form of Employee Matters Agreement by and between Danaher Corporation and Fortive Corporation†

10.3	Form of Tax Matters Agreement by and between Danaher Corporation and Fortive Corporation†

10.4	Form of Intellectual Property Matters Agreement by and between Danaher Corporation and Fortive Corporation†

10.5	Form of DBS License Agreement by and between Danaher Corporation and Fortive Corporation†

10.6	Offer of Employment Letter, dated November 16, 2015, between TGA Employment Services LLC and Chuck McLaughlin.†

10.7	Offer of Employment Letter, dated November 20, 2015, between TGA Employment Services LLC and Patrick Byrne†

10.8	Offer of Employment Letter, dated November 11, 2015, between TGA Employment Services LLC and Pat Murphy†

10.9	Offer of Employment Letter, dated February 10, 2016, between TGA Employment Services LLC and Martin Gafinowitz†

10.10	Form of Indemnification Agreement†

10.11	Form of Fortive Corporation Restricted Stock Unit Agreement†

10.12	Form of Fortive Corporation Non-Employee Directors Restricted Stock Unit Agreement†

10.13	Form of Fortive Corporation Restricted Stock Grant Agreement†

10.14	Form of Fortive Corporation Performance Stock Unit Agreement†

10.15	Form of Fortive Corporation Non-Employee Directors Stock Option Agreement†

10.16	Form of Fortive Corporation Stock Option Agreement†

10.17	Form A of Danaher Corporation and its Affiliated Entities Agreement Regarding Competition and Protection of Proprietary Interests**

10.18	Form B of Danaher Corporation and its Affiliated Entities Agreement Regarding Competition and Protection of Proprietary Interests**

10.19	Form of Fortive Corporation 2016 Stock Incentive Plan**

10.20	Form of Fortive Corporation 2016 Executive Incentive Compensation Plan**

21.1	Subsidiaries of Fortive Corporation**

99.1	Information Statement of Fortive Corporation, preliminary and subject to completion, dated May 5, 2016**

*	To be filed by amendment.
**	Filed herewith.
†	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Fortive Corporation

By:	/s/ James A. Lico
Name: James A. Lico
Title: President and Chief Executive Officer

Date: May 5, 2016

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